Exhibit 1
Transactions in the Common Stock of the Issuer by Reporting Persons During the Past 60 Days.
Date	Buy/Sell	Security	Approximate Price Per Share	Amount of Shares Bought/(Sold)
09/03/2025	Sell	Common Stock	$47.69	(1,206,839)